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                                 VOTING AGREEMENT


     VOTING AGREEMENT (this "Agreement"), dated as of November 16, 1998, among SECURITY CAPITAL GROUP INCORPORATED, a Maryland corporation (the "Stockholder"), and MERIDIAN INDUSTRIAL TRUST, INC., a Maryland corporation ("MIT").

     WHEREAS, MIT and ProLogis Trust, a Maryland real estate investment trust ("ProLogis"), propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement;" capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement) providing for the merger of MIT with and into ProLogis (the "Merger"), upon the terms and subject to the conditions set forth in the Merger Agreement;

     WHEREAS, the Stockholder owns beneficially and SC Realty Incorporated, a Nevada corporation and direct wholly-owned subsidiary of the Stockholder (the "Record Holder"), owns of record or has the power to direct the vote of 49,903,814 common shares of beneficial interest, par value $.01 per share, of ProLogis ("ProLogis Common Stock") (such shares of ProLogis Common Stock and any other shares of beneficial interest of ProLogis acquired by the Stockholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the "Subject Shares"); and

     WHEREAS, as a condition to its willingness to enter into the Merger Agreement, MIT has requested that the Stockholder enter into this Agreement in connection with the required approval of the holders of the ProLogis Common Stock (as defined in the Merger Agreement);

     NOW, THEREFORE, to induce MIT to enter into, and in consideration of its entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein, the parties agree as follows:

     1. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER. The Stockholder hereby represents and warrants to MIT as of the date hereof as follows:

          (a) AUTHORITY; NONCONTRAVENTION. The Stockholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Stockholder, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Stockholder. This Agreement has been duly authorized, executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder enforceable in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof (including Section 3 of this Agreement) will not, conflict with or result in any violation of or default (with or without notice or lapse of time or both) under any provision of, the articles of incorporation or bylaws of the Stockholder, any trust agreement, loan or credit agreement, note, bond, mortgage,

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indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance. rule or regulation applicable to the Stockholder or to the Stockholder's property or assets. The Stockholder owns of record and beneficially all of the outstanding shares of capital stock of the Record Holder.

          (b) THE SUBJECT SHARES. The Record Holder is the record owner of, and has good and marketable title to, the Subject Shares, free and clear of any claims, liens, encumbrances and security interests whatsoever. The Record Holder does not own, of record or beneficially, any shares of capital stock of ProLogis other than the Subject Shares. The Record Holder has the sole right to vote the Subject Shares, provided that the Stockholder has the power to direct the voting of the Subject Shares. None of the Subject Shares are subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Subject Shares, except as contemplated by this Agreement.

     2. REPRESENTATIONS AND WARRANTIES OF MIT. MIT hereby represents and warrants to the Stockholder as of the date hereof that MIT has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by MIT, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of MIT. This Agreement has been duly executed and delivered by MIT and constitutes a valid and binding obligation of MIT enforceable in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, the articles of incorporation or bylaws of MIT, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to MIT or to MIT's property or assets.

     3. COVENANTS OF THE STOCKHOLDER. Until the termination of this Agreement in accordance with Section 6, the Stockholder agrees as follows:

          (a) At any meeting of stockholders of ProLogis called to vote upon the Merger and the Merger Agreement and the transactions contemplated thereby (as defined in the Merger Agreement) or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger and the Merger Agreement is sought, the Stockholder shall vote (or cause to be voted) the Subject Shares in favor of such proposals and any of the other transactions contemplated by the Merger Agreement.

          (b) At any meeting of the stockholders of ProLogis or at any adjournment thereof or in any other circumstances upon which the Stockholder's vote, consent or other approval is sought, the Stockholder shall vote (or cause to be voted) the Subject Shares against any amendment of ProLogis's declaration of trust or bylaws or other proposal or transaction involving ProLogis or any of its subsidiaries, which amendment or other proposal or transaction would in any manner

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impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement. The Stockholder further agrees not to commit or agree to take any action inconsistent with the foregoing.

          (c)  Except as provided in the immediately succeeding sentence of this
Section 3(c), the Stockholder agrees not to, directly or indirectly, sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, the "Transfer"), or enter into any contract, option or other arrangement (including any profit sharing agreement) with respect to the Transfer of the Subject Shares or its beneficial or record ownership interest in the Record Holder to any person and agrees not to commit or agree to take any of the foregoing actions (provided that the foregoing shall not preclude a pledge of the Subject Shares as security with respect to a bona fide loan from a financial institution). Notwithstanding the foregoing, the Stockholder shall have the right to Transfer the Subject Shares to a transferee provided that, as a condition to any such Transfer, each such transferee shall execute and deliver to MIT a counterpart of this Agreement and expressly agree to be bound hereby.

     Notwithstanding anything in this Agreement to the contrary, the Stockholder shall have no obligations under this Section 3 if the Merger Agreement is amended or supplemented in any substantive manner without the Stockholder's consent.

     4. FURTHER ASSURANCES. The Stockholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as MIT may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

     5. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     6. TERMINATION. This Agreement shall terminate upon the earlier of (a) the termination of the Merger Agreement, or (b) the Effective Time of the Merger.

     7.   GENERAL PROVISIONS.

          (a) AMENDMENTS. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

          (b) NOTICE. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to MIT in accordance with
Section 8.3 of the Merger Agreement and to the Stockholder at its address set forth on the signature pages hereto (or at such other address for a party as shall be specified by like written notice).

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          (c)  INTERPRETATION.  When a reference is made in this Agreement to
Sections, such reference shall be to a Section to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

          (d) COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

          (e) ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement (including the documents and instruments referred to herein)(i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

          (f) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

     8. ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Maryland or in a Maryland state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby,(ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court,(iii) agrees that such party will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than a Federal court sitting in the state of Maryland or a Maryland state court and (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

              [The remainder of this page is intentionally left blank.]


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     IN WITNESS WHEREOF, MIT and the Stockholder each has caused this Agreement to be signed by its officer thereunto duly authorized, all as of the date first written above.

                              MERIDIAN INDUSTRIAL TRUST, INC., A
                              MARYLAND CORPORATION

                              By:    /s/ Milton K. Reeder
                                  --------------------------------------
                              Name:  Milton K. Reeder
                                     -----------------------------------
                              Title: President
                                     -----------------------------------


                              SECURITY CAPITAL GROUP
                              INCORPORATED, A MARYLAND CORPORATION


                              By:    /s/ Jeffrey A. Klopf
                                  --------------------------------------
                              Name:  Jeffrey A. Klopf
                                     -----------------------------------
                              Title: Senior Vice President and Secretary
                                     -----------------------------------
                              Address:  125 Lincoln Avenue
                                        Santa Fe, New Mexico  87501
                                        Facsimile:  (505) 982-2925
                                        Attention:  General Counsel



                         (Signature Page to Voting Agreement)